UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 18, 2011

DREW INDUSTRIES INCORPORATED
(Exact name of registrant as specified in its charter)

Delaware	0-13646	13-3250533
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

200 Mamaroneck Avenue, White Plains, New York	10601
(Address of principal executive offices)	(Zip Code

Registrant's telephone number, including area code:	(914) 428-9098

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

The Annual Meeting of Stockholders of Drew Industries Incorporated was held on May 18, 2011.  The total shares outstanding on the record date, March 22, 2011, were 22,069,226.  The total shares voted at the meeting in person or by proxy were 20,821,110.  The following matters were voted upon:

(1)	To elect a Board of eight Directors;

	For	Withheld	Broker Non-Votes
Leigh J. Abrams	19,554,953	468,680	797,477
Edward W. Rose, III	18,173,215	1,850,418	797,477
Fredric M. Zinn	19,663,328	360,305	797,477
Jason D. Lippert	18,261,814	1,761,819	797,477
James F. Gero	18,153,149	1,870,484	797,477
Frederick B. Hegi, Jr.	18,203,496	1,820,137	797,477
David A. Reed	18,205,187	1,818,446	797,477
John B. Lowe, Jr.	18,203,588	1,820,045	797,477

(2)	To approve the Drew Industries Incorporated 2002 Equity Award and Incentive Plan as Amended and Restated:

For	Against	Abstain	Broker Non-Votes
16,382,246	3,637,437	3,950	797,477

(3)	To approve, in advisory and non-binding vote, the compensation of the named executive officers:

For	Against	Abstain	Broker Non-Votes
19,936,428	66,643	20,562	797,477

(4)	To recommend, in advisory and non-binding vote, the frequency of vote to approve the compensation of the named executive officers:

1 Year	2 Years	3 Years	Abstain	Broker Non-Votes
18,147,480	3,377	1,855,287	17,489	797,477

(5)	To ratify the selection of KPMG LLP as independent auditors for the year ending December 31, 2011:

For	Against	Abstain
20,696,642	123,921	547

(6)	To transact such other business as may properly come before the meeting or any adjournment or postponement thereof:

For	Against	Abstain
6,499,305	14,246,586	75,219

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DREW INDUSTRIES INCORPORATED
(Registrant)

	By:	/s/ Joseph S. Giordano III
Joseph S. Giordano III
Chief Financial Officer and Treasurer

Dated: May 19, 2011